EXHIBIT 10(j)

CHURCH & DWIGHT CO., INC.

STOCK OPTION PLAN FOR DIRECTORS

SECTION 1 — PLAN PROVISIONS

1.1 PURPOSE: The purpose of the Stock Option Plan for Directors (the “Plan”) of Church & Dwight Co., Inc. (the “Company”) is to attract and retain qualified outside Directors whose services are considered essential to the long term growth and prosperity of the Company.

1.2 PARTICIPATION IN THE PLAN: All directors of the Company who are not employees of the Company or any subsidiary of the Company (“Director(s)”) shall participate in the Plan, (“Participants”) except for any Director who shall elect, in a written notice to the Secretary of the Company, not to participate in the Plan.

1.3 NONSTATUTORY STOCK OPTIONS: All Options (as hereinafter defined) shall be non-qualifying options, and shall not be entitled to tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (“Code”).

1.4 OPTIONS: (a) Each Option shall have an exercise price at least equal to the Fair Market Value of the Company’s common stock, $1.00 par value (“Stock”), on the Date of Grant, (b) No Option shall be exercisable after the tenth anniversary of the Date of Grant of such Option. (c) Each Option shall not be transferable by the Participant except by will, or by the laws of descent and distribution and shall be exercised during the lifetime of the Participant only by the Participant or of the Participant’s guardian or legal representative. (d) No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. (e) Each Option shall be evidenced by an option agreement in writing, stating the price, term and method of exercise of the Option, the number of shares as to which the Option is granted and such other terms as may be appropriate and not inconsistent with the Plan. If an outstanding Option expires or is terminated for any reason without having been exercised in full, the shares of Stock covered by the unexercised portion of such Option shall again become available for the grant of Options. (f) No Option shall be extended or renewed, and no Option shall be granted in substitution for any Option granted. No Option shall be modified or amended without the consent of the Participant or the Participant’s executor, administrator, guardian or legal representative.

1.5 NUMBER OF SHARES AND CHANGES IN CAPITALIZATION: The maximum number of shares of Stock available for the exercise of Options granted under the Plan shall be 500,000 shares. The Company may issue either authorized but unissued Stock or Treasury Stock upon exercise of any Option. The aggregate number of shares of Stock and types of shares of Stock available for issuance under the Plan as to which Options may be granted to any individual shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in capitalization affecting the Stock or in the corporate structure in order to prevent dilution in accordance with Section 3.7 of the Plan.

1.6 LIMITATION OF RIGHTS: Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time or at any particular rate of compensation. A Participant shall have no rights as a stockholder with respect to such Participant’s Options until the date of exercise of such Options, and no adjustment will be made for dividends or other rights for which the record date precedes the date such Option is exercised.

1.7 GOVERNING LAW: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

1.8 EFFECTIVE DATE: This Plan shall take effect on and as of January 1, 1991, upon approval of the Plan by the stockholders of the Company.

1.9 AMENDMENT: The Board of Directors of the Company may suspend or discontinue the Plan at any time. The Plan may be amended by the Board of Directors but may not be amended more than once every six (6) months so as to: (a) change the class of persons eligible to receive Options; (b) change the timing of grants of Options; or (c) change the amount or price of Options to be granted to Directors under the Plan, other than amendments made to comport with changes in the Code or the rules thereunder.

SECTION 2 — ADDITIONAL DEFINITIONS

2.1 ACCELERATION DATE: Shall mean the date of (i) death or retirement of a Participant while a Director or (ii) the day immediately prior to the closing of any transaction resulting in the acquisition of a controlling interest in the Company by an Outsider either by purchase of assets of the Company or by the acquisition of a Controlling Stock Interest or by merger or consolidation.

2.2 BOARD: Shall mean the Board of Directors of Church & Dwight Co., Inc.

2.3 CONTROLLING STOCK INTEREST: Shall be ownership of more than twenty five percent (25%) of the voting Stock of the Company or a corporation which may acquire the assets of the Company whether by purchase, merger, consolidation or otherwise.

2.4 DATE OF GRANT: Shall mean the date in each year on which the Company holds its Annual Meeting of Stockholders (“Annual Meeting”) for such year commencing on the date of the 1991 Annual Meeting, during the term of the Plan; provided, however, if a Participant first becomes a Director on a date other than the date of the Annual Meeting, the Date of Grant of such Participant’s initial Option shall be the date on which such Participant commences service as a Director.

2.5 FAIR MARKET VALUE: Shall mean the average of the highest and lowest quoted selling prices for a share of Stock on the Date of Grant of an Option, or, if the Date of Grant of the Option is not a business day, on the next succeeding business day, as reported on the New York Stock Exchange. If there is no sale of Stock reported on such date, Fair Market Value shall mean the average of the highest and lowest bid prices for a share of Stock on such date as reported on the New York Stock Exchange.

2.6 OPTION: Shall mean an option granted under the Plan to purchase a stated number of the Stock.

2.7 OUTSIDER: Shall be any party not owning or controlling more than twenty five percent (25%) of the shares of voting Stock of the Company on the Date of Grant.

2.8 SUBSIDIARY: Shall mean any domestic or foreign corporation, at least fifty percent (50%) of the voting power of which is owned directly or indirectly by the Company.

SECTION 3 — TERMS AND CONDITIONS

3.1 NUMBER OF OPTION SHARES GRANTED: An Option to purchase one thousand (1,000) shares of Stock shall be granted automatically to each Participant on the Date of Grant of each year during the term of the Plan, except that each Participant’s initial Option grant (“Initial Option”) shall be three thousand (3,000) shares of Stock. Each Participant shall be granted only one (1) Option in each calendar year throughout the term of the Plan.

3.2 EXERCISE OF OPTION — GENERAL: (a) An Option granted under the Plan may be exercised by delivery to the Secretary or any Assistant Secretary of the Company of written notice of election to exercise, signed by the Participant or by the legal representative or legatee or distributee of a deceased Participant, specifying the number of shares with respect to which the

Option is being exercised and specifying a date, which shall be a business day not less than seven (7) nor more than fifteen (15) days after delivery of such notice to the Company, on which date the Company shall deliver, or cause to be delivered to the Participant, or to his or her legal representative, legatee or distributee, a certificate or certificates of the number of shares specified against receipt of the entire purchase price therefor.

(b) The Participant shall have no rights of a stockholder with respect to such shares until such shares are issued and delivered as herein provided.

3.3 EXERCISE OF OPTION — VESTING: The right to exercise an Option is limited as hereinafter provided:

(a) An Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.

(b) An Option shall vest to the extent of one hundred percent (100%) of the shares of Stock covered by the Option on the third anniversary of the Date of Grant, provided that the Participant shall have been continuously a member of the Board from the Date of Grant to such anniversary thereof.

(c) Upon the Acceleration Date any Options held by such Participant which have not yet vested shall immediately vest as follows:

100% for a Participant who on the Acceleration Date shall have been continuously a member of the Board for the preceding five years or more;

80% for a Participant who on the Acceleration Date shall have been continuously a member of the Board for the preceding four years or more but less than five years;

60% for a Participant who on the Acceleration Date shall have been continuously a member of the Board for the preceding three years or more but less than four years;

-0- for a Participant who on the Acceleration Date shall have been a member of the Board for less than three years.

3.4 EXERCISE OF OPTION — TIME LIMITS:

(a) An Option shall terminate in all respects on, and no exercise as to any shares covered by an Option shall be honored on or after, the expiration of ten (10) years from the Date of Grant thereof.

(b) If an Option is not exercised for all shares of Stock as to which the Option has vested, it shall be exercised only in blocks of one hundred (100) shares or more except that for the purpose of purchasing all of the shares as to which an Option has vested at the time of exercise, the Option may be exercised for the entire balance of shares as to which such Option has then vested. The holder of more than one vested and outstanding Option may exercise such Options concurrently for the purpose of obtaining blocks of one hundred (100) shares or more.

(c) If a Participant’s membership on the Board is terminated for any reason other than the Participant’s death, or retirement from the Board, any Option held by such Participant, to the extent that such Option or Options have become vested under Subsection 3.3(b) or 3.3(c) hereof prior to or on the date of such termination, shall be exercisable to the extent so vested, within the period of one month next succeeding such termination of such Participant’s membership on the Board. Any such Option not exercised as aforesaid shall terminate.

(d) An Option held by a Participant who dies while a member of the Board shall, to the extent that such Option or Options have become vested under Subsections 3.3(b) or 3.3(c) hereof prior to or on the date of such Participant’s death be exercisable by his or her legal representative, legatee or distributee within the period of one year next succeeding such Participant’s death as aforesaid and then only to the extent of such vesting. Any such Option not exercised as aforesaid shall terminate.

(e) An Option held by a Participant who retires from the Board shall to the extent that such Option or Options have become vested under Subsections 3.3(b) or 3.3(c) hereof prior to or on the date of such Participant’s retirement, be exercisable by such retired Participant at any time prior to the tenth anniversary of the Date(s) of grant of such Option(s) and then only to the extent of such vesting. Any such Option not exercised as aforesaid shall terminate.

3.5 EXERCISE OF OPTION — OTHER CONDITIONS:

(a) Except as provided above, no Option may be exercised unless the Participant is a member of the Board on the date of delivery to the Company of the Participant’s written notice of election to exercise the Option pursuant to Subsection 3.2(a) hereof and unless Participant shall have been continuously a member of the Board from the Date of Grant of the Option to the date of delivery of said written notice.

(b) The shares to be purchased upon exercise of an Option shall be paid for in full at the time of such exercise. Proceeds derived from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

(c) Any attempted transfer, assignment, pledge, hypothecation or other form of change of ownership of an Option otherwise than by will or by the laws of descent and distribution shall be an invalid transaction. The Company shall have no obligation to issue shares or to make any payment pursuant to such invalid transaction. Any attempted levy of attachment or like proceeding on such Option shall be null and void.

3.6 NON-TRANSFERABILITY OF SHARES: The shares purchased upon the exercise of any Option granted under the Plan shall be acquired only for the purpose of investment and not for the purpose of, or with a view to, or in connection with, any public offering of such shares. The Participant shall agree that he will not within a period of one year after the date on which shares are issued to him/her upon the exercise of the Option, make any transfer or other disposition of such shares without the written consent of the Company. The provisions of this paragraph shall not prevent (a) the sale or other disposition of such shares subsequent to the death of such Participant, or (b) the pledge or hypothecation at any time by such Participant of such shares with a lending institution upon the terms and conditions at the time in use by such institution, including but not limited to, terms and conditions permitting such institution to realize by sale or otherwise, upon such shares held as security for such pledge or hypothecation.

The provisions of this paragraph 3.6 shall not apply to the transfer of shares subsequent to the Acceleration Date defined in Section 2.1(ii).

3.7 DILUTION AND OTHER CHANGES:

(a) The number of shares of Stock and types of securities subject to Options and the exercise price of the Options shall be adjusted as may be appropriate to prevent the dilution of Participant’s rights or to preserve the Company’s position in the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization affecting the Stock or in the corporate structure.

(b) If at any time prior to the expiration or complete exercise of an Option, the Company shall be consolidated with, or merged into, any other corporation, lawful provision shall be made as part of the terms of each such consolidation or merger, so that there may thereafter be purchased upon the exercise of such Option, in lieu of each share of Stock remaining under Option, but at the same option price, the same kind and amount of securities or property (including in such terms, stock of any class or classes or cash) as may be issuable, distributable or payable upon such consolidation or merger with respect to each share of Stock of the Company outstanding immediately prior to such consolidation or merger; provided, however, that the Committee may require that the exercise of the Option under the provisions of this Subsection 3.7(b) must be made within 120 days after the effective date of the consolidation or merger of the Company and provided further that the Option may be exercised only to the extent it had vested before or on such effective date or, if applicable, the Acceleration Date described in Subsection 3.3(c) above.

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